Exhibit 99.1

FOR IMMEDIATE RELEASE

DSS Releases Full Year 2020 Financial Results: Income From Continuing Operations Increased $5.7 Million in 2020

Generated positive income of $3.1M vs. a loss of $2.6M in 2019

Revenue up 12% to $17.4M in 2020

Stockholders’ Equity up 522% to $76.5M

Rochester, N.Y., March 31, 2021 - Document Security Systems, Inc. (“DSS” or the “Company”) (NYSE American: DSS), a multinational company operating business segments in direct marketing, consumer packaging, brand protection technology, healthcare, real estate, blockchain security, and securitized digital assets, today announced its financial results for its fiscal year ended December 31, 2020.

“I am pleased to report we made tremendous progress in 2020 toward our goal of transforming DSS, an initiative we first embarked upon in 2019,” stated Frank D. Heuszel, CEO of DSS. “Despite an extremely challenging business environment from COVID-19, our team executed on multiple fronts, generating a $5.7 million increase in net income from continuing operations, 12% revenue growth, and a 522% surge in stockholders’ equity. We continue to build on the successes of 2020 with several key strategic initiatives already achieved this year which I believe will help to further accelerate revenue and profit growth in the quarters ahead.”

“Because of our strong and balanced corporate performance in 2020, we are well positioned to drive sustainable growth in 2021,” continued Heuszel. “2020 was our highest net income in years. The investments made in 2020, as well as those we have made and will continue to make in 2021, place us in an advantageous position to capitalize on the wealth of opportunities across the markets we target with our diverse business segments.”

2020 Financial Highlights:

The following summarizes financial highlights of fiscal 2020:

●	Net income from continuing operations increased to $3.1 million, or $1.01 per share, up $5.7 million from a net loss from continuing operations of approximately $2.6 million ($3.05 per share) in 2019. The increase in net income in 2020 primarily reflects the company’s unrealized gains of $10.6 million on its marketable securities.

●	Strengthened cash position with addition of $20.2 million from multiple offerings in 2020, followed by two additional offerings in 2021 generating $61.0 million.

●	Stockholders’ equity increased 522% to $76.5 million as of December 31, 2020, up from $12.3 million at December 31, 2019.

●	Revenue increased 12% to $17.4 million in 2020, up from $15.6 million in 2019.

●	Printed products segment revenue was $13.0 million in 2020, compared to $13.2 million in 2019.

●	Technology sales, services, and licensing segment revenue was $2.1 million in 2020, compared to $2.1 million in 2019.

●	Direct marketing revenue increased to $2.3 million in 2020, up from $0.2 million in 2019.

●	Costs and expenses totaled $28.1 million in 2020, as compared to $18.2 million in 2019, driven by increases in sales, marketing, general, and administrative expenses, along with an increase in professional fees primarily driven by acquisition activities and consulting fees incurred by the Direct Marketing business segment.

“Since the spring of 2019, we have reduced the Company’s monthly cash burn by eliminating non-essential layers of management and redundant operating expenses, as well as by renegotiating vendor contracts and supply chain optimization,” commented Jason Grady, Chief Operating Officer of DSS. “We remain relentlessly focused on strengthening DSS by exiting unprofitable business lines, investing in and continuing to revive our core businesses, improving top line revenues and net margins, controlling costs and creating new long-term scalable, recurring revenue streams. I am very pleased with the progress our team has made on these fronts and confident that shareholders will continue to see improvements as we execute on our robust, multi-faceted, global business strategy.”

Key Highlights and Strategic Milestones:

●	Completed acquisition of Impact BioMedical.
●	Launched collaborative partnership with Coinstreet Partners and GSX Group to develop new digital asset exchange business in US.
●	Expanded DSS Securities ecosystem through investments in WestPark Capital and BMI Capital in February 2021.
●	Published results from Impact BioMedical’s in-vitro testing of Equivir and Linebacker against COVID-19, demonstrating success as a treatment, as well as a prophylactic protecting the cells from infection by the virus. Impact BioMedical also demonstrated 10-fold reduction in viral population of COVID-19 in surface disinfectant efficacy testing of its proprietary 3F Biofragrance.

●	Impact BioMedical initiated bioplastics research collaboration with one of the world’s largest plastics manufacturers to develop five new types of advanced microbial-resistant plastics.
●	Impact BioMedical expanded its nutraceutical product lines through investment in nano nutraceutical contract manufacturer Nano9.
●	Signed global personal protective equipment (PPE) exporter as an early adopter of the Company’s new AuthentiGuard as a Service (AGaaS) anti-counterfeiting technology.
●	Launched AGaaS app on The App Store.
●	Premier Packaging subsidiary signed multi-year contract valued at $3.2 million per annum with one of world’s largest photography and image sharing companies; total contract valued at nearly $10 million.
●	Premier Packaging subsidiary signed multi-year contract valued at $2.6 million per annum with the world leading digital retailer and manufacturing platform for photography and personalized products.
●	Expanded board to eight members and appointed Tung Moe Chan, Group Chief Development Officer of Singapore Exchange-listed Alset International Limited, as a new director.
●	Increased ownership in Sharing Services Global Corp. (OTCQB: SHRG) to 62,457,378 class A common shares, representing 32.2% ownership, as of December 31, 2020; entered into a letter of intent to provide a $30 million investment into SHRG through convertible promissory note in Q1 2021.
●	Heng Fai Ambrose Chan, Chairman of DSS, through Global BioMedical Pte Ltd., converted 4,293 shares of its Series A Preferred Stock of DSS into 662,500 restricted shares of the Common Stock of the Company at an above-market conversion price of $6.48 per share.

A full analysis of results for the fiscal year ended December 31, 2020 is available in the Company’s Form 10-K filed on March 31, 2021 and is available on the Company’s website at www.dsssecure.com or through the Securities and Exchange Commission’s Edgar database at www.sec.gov.

About Document Security Systems, Inc.

DSS is a multinational company operating business segments in direct marketing, consumer packaging, brand protection technology, healthcare, real estate, blockchain security, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman and largest shareholder, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information on DSS visit http://www.dsssecure.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.